Exhibit 4.2

NUMBER	SHARES
C

GARDINER HEALTHCARE ACQUISITIONS CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP [●]

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

GARDINER HEALTHCARE ACQUISITIONS CORP.

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete an initial business combination as defined in, and within the time period required by, its Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN	CHIEF FINANCIAL OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM —	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT —	as tenants by the entireties			(Cust)		(Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

Gardiner Healthcare Acquisitions Corp.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Company’s Amended and Restated Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of preferred stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sells, assigns and transfers unto _____________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Name:
Address:

shares of common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

As more fully described in the Company’s final prospectus dated as of [•], 2021, the holder of this certificate shall be entitled to receive funds from the trust account established in connection with the Company’s initial public offering only in the event of the Company’s liquidation upon failure to consummate a business combination within the required time period set forth in the Company’s Amended and Restated Certificate of Incorporation as the same may be amended from time to time (the “Certificate”), or if the holder seeks to convert his or her shares of common stock upon consummation of a business combination or in connection with certain amendments to the Certificate. In no other circumstances shall the holder have any right or interest of any kind in or to the trust account.

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